Exhibit 99.1

HERSHA HOSPITALITY TRUST 510 Walnut Street | 9th Floor Philadelphia | PA | 19106 p. 215.238.1046 | f. 215.238.0157 hersha.com

HERSHA HOSPITALITY ANNOUNCES FIRST QUARTER RESULTS

- Consolidated Hotel RevPAR Improved 12.0% -
- Consolidated Average Daily Rate Increased 5.8% -
- Same Store Hotel RevPAR, excluding renovations, increased by 16.0% -
 - Same Store Hotel EBITDA Margins, excluding renovations, increased 260 bps -

Philadelphia, PA, April 30, 2013 -- Hersha Hospitality Trust (NYSE: HT), owner of upscale hotels in urban gateway markets, today announced results for the first quarter ended March 31, 2013.

First Quarter 2013 Financial Results

Adjusted Funds from Operations (“AFFO”) in the first quarter increased by $4.3 million to $7.0 million, compared to $2.7 million for the first quarter of 2012.  AFFO per diluted common share and unit of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Unit”) increased 50% to $0.03 compared to $0.02 in same quarter in 2012.  The Company’s weighted average diluted common shares and OP Units outstanding were approximately 208.9 million in the first quarter of 2013, up from approximately 180.5 million in the comparable quarter of 2012.

Net loss applicable to common shareholders was ($13.1) million for the first quarter ended March 31, 2013, compared to a net loss of ($10.7) million for the comparable quarter of 2012.

“As we discussed on our year-end call, our first quarter performance was tracking above our internal forecasts and that of our competitive set and we were pleased to see the momentum continue throughout the entire period.  We took advantage of the typical seasonal weakness in our portfolio by completing the majority of our 2013 renovations.  Despite ongoing renovations at 11 of our properties during the first quarter, our portfolio was still able to generate 12.4% Same Store RevPAR growth and we were pleased with the results from our aggressive asset management program and active revenue management strategies during the quarter.” commented Mr. Jay H. Shah, the Company’s Chief Executive Officer.

Mr. Shah continued, “Hersha’s results led the market and once again validate that our portfolio of young, well-located urban transient hotels will continue to capture market share even in seasonally softer periods.  With the majority of our development projects closer to completion, we remain focused on our targeted acquisition strategy, well-timed value add ROI projects and ongoing aggressive asset management as a way to continue to create long-lasting value for our shareholders.”

First Quarter 2013 Operating Results

For the quarter ended March 31, 2013, revenue per available room (“RevPAR”) for the Company's consolidated hotels, 56 hotels at March 31, 2013 compared to 53 hotels as of March 31, 2012, was up 12.0% to $105.43 compared to $94.16 in the prior year period.  The Company’s average daily rate (ADR) for its consolidated hotels increased by 5.8% to $151.19, and occupancy for its consolidated hotels increased by 385 basis points to 69.7%.  Hotel EBITDA for the Company’s consolidated hotels grew approximately 14.6%, or $2.8 million, to $22.0 million for the quarter ended March 31, 2013 compared to the same period in 2012.  Hotel EBITDA margin was 28.6% in the first quarter of 2013 compared to 29.6% in the same quarter of 2012.  The decrease in margin was driven by the mix of new full service assets to the portfolio and the disruption from renovations and construction related activity at 11 of the Company’s hotels.  Excluding the hotels under renovation, RevPAR increased 14.4% while Hotel EBITDA margins increased by 180 basis points to 30.2% in the first quarter of 2013.

On a same-store basis (53 hotels), RevPAR for the Company’s consolidated hotels for the quarter ended March 31, 2013 was up 12.4% to $105.06 compared to $93.46 in the prior year period.  ADR for the Company’s same-store consolidated hotels increased by 5.3% to $149.70, while occupancy for its same-store consolidated hotels increased by 447 basis points to 70.2%. Excluding the hotels under renovation, same-store RevPAR increased by 16.0% year over year.

Hotel EBITDA for the Company’s same-store consolidated hotels for the quarter ended March 31, 2013 increased approximately 15.0% or $3.0 million, to $23.0 million compared to the quarter ended March 31, 2012.  Hotel EBITDA margins for the Company’s same-store consolidated hotels increased by approximately 100 basis points to 31.6% in the first quarter of 2013 compared to 30.5% in the first quarter of 2012.  Excluding the hotels under renovation, same-store Hotel EBITDA margins increased by 260 basis points to 30.9% in the first quarter of 2013.

The Company’s top performing markets during the quarter based on RevPAR growth, excluding the New York City and Manhattan markets discussed below, were the NY-NJ Metro, the Washington D.C. Urban and the California-Arizona markets with RevPAR growth of 38.1%, 22.6% and 12.8%, respectively.

New York City and Manhattan

The New York City hotel portfolio, which includes the five boroughs, consisted of 15 hotels as of March 31, 2013. For the first quarter of 2013, the Company’s same-store New York City hotel portfolio (14 hotels) recorded a 14.1% increase in RevPAR to $146.60 as ADR increased 11.9% to $172.83 and occupancy increased 162 basis points to 84.8%.  Hotel EBITDA margins increased 250 basis points to 32.2%.

The Manhattan hotel portfolio consisted of 12 hotels as of March 31, 2013. For the first quarter of 2013, the Company’s same-store Manhattan hotel portfolio (11 hotels) recorded a 7.8% increase in RevPAR to $142.83 as occupancy decreased 67 basis points to 84.1% but ADR increased 8.7% to $169.92.  Hotel EBITDA margins increased 30 basis points to 30.5%.  Excluding the impact of renovations at two of the Company’s Manhattan hotels during the quarter, the Company’s same-store Manhattan portfolio recorded a 10.6% increase in RevPAR and increased Hotel EBITDA margins by 130 basis points.

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As a result of hurricane related damage, the Holiday Inn Express - Water Street, located in Lower Manhattan, remained closed for the entire first quarter of 2013.  This closure negatively impacted Hotel EBITDA by approximately $250,000 for the quarter.  The hotel reopened for business in April 2013 and is fully operational at this time.

Financing

On March 6, 2013, the Company completed a public offering of a new series of preferred shares in which it sold 3.0 million 6.875% Series C Cumulative Redeemable Preferred Shares (“Series C Preferred Shares”) and raised net proceeds of approximately $72.5 million, after deducting underwriting discounts and offering-related expenses.  The Company utilized the net proceeds of the offering to redeem all of the outstanding 8.00% Series A Cumulative Redeemable Preferred Shares (“Series A Preferred Shares”) on March 28, 2013, and for general corporate purposes.  Due to the issuance of the Series C Preferred Shares prior to the redemption of the Series A Preferred Shares, the Company had both the Series A Preferred Shares and the Series C Preferred Shares outstanding for approximately one month. This overlap resulted in approximately $344,000 of additional preferred share dividends during the quarter.

As of March 31, 2013, the Company maintained significant financial flexibility with approximately $83.1 million of cash and cash equivalents and no borrowings on its $250 million senior unsecured revolving line of credit.  The Company had $150 million drawn on its unsecured term loan facility as of March 31, 2013.  As of March 31, 2013, 100% of the Company’s consolidated debt is fixed rate debt or effectively fixed through interest rate swaps and caps and has a weighted average interest rate of approximately 5.12%. The weighted average life to maturity of total consolidated debt is approximately 4.3 years.

Dispositions

In February 2013, the Company sold its 66.7% interest in a 92-room Courtyard by Marriott located in Warwick, Rhode Island to its joint venture partner in a transaction valuing the property at $7.15 million.

Subsequent Events

In April 2013, the Company completed its previously announced acquisition of the brand new 178-room Hyatt Union Square for total consideration of $105.0 million, or approximately $590,000 per key.  The hotel had a soft opening on April 22, 2013 with limited inventory and is expected to fully open for business on May 15, 2013.

Simultaneous with the closing, the Company paid off the existing construction financing and entered into a new secured mortgage for $55.0 million.  This interest only non-recourse loan is priced at 30 Day LIBOR plus 4.19% and matures in April 2016 with a one year extension option.

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Outlook for 2013

The Company is tightening its range of operating expectations for 2013.  Based on management’s current outlook, the Company is issuing the following operating expectations for 2013 as follows:

Metric	Prior 2013 Expectation	Adjusted 2013 Expectation

Total consolidated RevPAR growth:	5.5% to 7.5%	6.0% to 7.5%
Total consolidated Hotel EBITDA margins:	Improvement of 25 basis points to 50 basis points	Improvement of 25 basis points to 50 basis points
Same-store consolidated RevPAR growth:	5.0% to 7.0%	5.5% to 7.0%
Same-store consolidated Hotel EBITDA margin improvement:	Improvement of 25 basis points to 75 basis points	Improvement of 25 basis points to 75 basis points

Dividend

For the first quarter of 2013, the Company paid a dividend of $0.50 per Series B Preferred Share and a partial quarterly dividend of $0.1862 per Series C Preferred Share. The regular quarterly dividend payable on the Series C Preferred Shares is $0.4297 per share.

The Company also paid a dividend of $0.06 per Common Share and per OP unit for the first quarter ended March 31, 2013.

First Quarter 2013 Conference Call

The Company will host a conference call to discuss its financial results at 9:00 AM Eastern time on Wednesday, May 1, 2013. A live webcast of the conference call will be available online on the Company’s website at www.hersha.com. The conference call can be accessed by dialing (888) 466-4462 or (719) 325-2464 for international participants.  A replay of the call will be available from 12:00 p.m. Eastern Time on Wednesday, May 1, 2013, through midnight Eastern Time on May 15, 2013. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international participants. The passcode for the call and the replay is 3489591. A replay of the webcast will be available on the Company’s website for a limited time.

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About Hersha Hospitality

Hersha Hospitality Trust is a self-advised real estate investment trust, which owns 64 hotels in major urban gateway markets including New York City, Washington DC, Boston, Philadelphia, Los Angeles and Miami totaling 9,307 rooms. HT follows a highly selective investment approach and leverages operational advantage through rigorous and sustainable asset management practices. For further information on the Company visit our website at www.hersha.com.

Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include statements related to the Company’s ability to outperform, the ongoing recovery of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the completion of acquisitions under contract, the Company’s ability to identify and complete the acquisition of hotel properties in new markets, the Company’s ability to enter into contracts for and complete the disposition of non-core assets, the Company’s ability to complete the hotel redevelopment projects, the Company’s ability to increase margins, including Hotel EBITDA margins, and the Company’s operating expectations for the full 2013 calendar year. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed by the Company with the Securities and Exchange Commission and other documents filed by the Company with the Securities and Exchange Commission.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	March 31, 2013	December 31, 2012
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation, (including consolidation of variable interest entity assets of $86,673 and $86,657)	$1,469,719	$1,466,713
Investment in Unconsolidated Joint Ventures	14,257	16,007
Development Loans Receivable	15,282	28,425
Cash and Cash Equivalents	83,060	69,059
Escrow Deposits	31,523	26,792
Hotel Accounts Receivable, net of allowance for doubtful accounts of $44 and $365	11,185	11,538
Deferred Financing Costs, net of Accumulated Amortization of $5,367 and $4,841	7,987	8,695
Due from Related Parties	12,064	8,488
Intangible Assets, net of Accumulated Amortization of $2,783 and $2,413	8,334	8,698
Deposits on Hotel Acquisitions	40,236	37,750
Other Assets	25,069	25,514

Total Assets	$1,718,716	$1,707,679

Liabilities and Equity:
Line of Credit	$-	$-
Unsecured Term Loan	150,000	100,000
Mortgages and Notes Payable, including net Unamortized Premium (including consolidation of variable interest entity debt of $56,864 and $57,256)	656,058	692,708
Accounts Payable, Accrued Expenses and Other Liabilities	39,755	33,838
Dividends and Distributions Payable	15,223	15,621
Due to Related Parties	5,088	4,403

Total Liabilities	866,124	846,570

Redeemable Noncontrolling Interests - Common Units	$-	$15,321

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 shares Authorized, 7,600,000 Series B and C Shares Issued and Oustanding at March 31, 2013 and 7,000,000 Series A and B shares Issued and Outstanding at December 31, 2012, with liquidation preferences of $25 per share	76	70
Common Shares: Class A, $.01 Par Value, 300,000,000 Shares Authorized at March 31, 2013 and December 31, 2012, 202,553,150 and 198,672,356 Shares Issued and Outstanding at March 31, 2013 and December 31, 2012, respectively	2,026	1,986
Common Shares: Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Loss	(1,630)	(1,786)
Additional Paid-in Capital	1,194,839	1,178,292
Distributions in Excess of Net Income	(372,831)	(348,734)
Total Shareholders' Equity	822,480	829,828

Noncontrolling Interests:
Noncontrolling Interests - Common Units	29,837	15,484
Noncontrolling Interests - Consolidated Variable Interest Entity	275	476
Total Noncontrolling Interests	30,112	15,960

Total Equity	852,592	845,788

Total Liabilities and Equity	$1,718,716	$1,707,679

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2013	March 31, 2012
Revenues:
Hotel Operating Revenues	$76,790	$64,854
Interest Income from Development Loans	146	621
Other Revenue	34	62
Total Revenues	76,970	65,537

Operating Expenses:
Hotel Operating Expenses	48,364	40,350
Gain on Insurance Settlements	(403)	-
Hotel Ground Rent	228	194
Real Estate and Personal Property Taxes and Property Insurance	6,666	5,110
General and Administrative	2,608	3,035
Stock Based Compensation	2,388	2,133
Acquisition and Terminated Transaction Costs	3	958
Depreciation and Amortization	15,096	13,441
Total Operating Expenses	74,950	65,221

Operating Income	2,020	316

Interest Income	456	106
Interest Expense	10,420	11,482
Other Expense	205	236
Loss on Debt Extinguishment	261	6
Loss before Loss from Unconsolidated Joint Ventures Investments, Income Taxes and Discontinued Operations	(8,410)	(11,302)

Loss from Unconsolidated Joint Venture Investments	(396)	(730)

Loss before Income Taxes	(8,806)	(12,032)

Income Tax Benefit	1,130	-
Loss from Continuing Operations	(7,676)	(12,032)

Discontinued Operations
Gain on Disposition of Hotel Properties	-	4,502
Loss from Discontinued Operations	-	(384)
Income from Discontinued Operations	-	4,118

Net Loss	(7,676)	(7,914)

Loss Allocated to Noncontrolling Interests	673	741
Preferred Distributions	(3,844)	(3,500)
Extinguishment of Issuance Costs Upon Redemption of Series A Preferred Stock	(2,250)	-

Net Loss Applicable to Common Shareholders	$(13,097)	$(10,673)

Earnings per Share:
BASIC
Loss from Continuing Operations Applicable to Common Shareholders	$(0.07)	$(0.09)
Income from Discontinued Operations	0.00	0.03

Net Loss Applicable to Common Shareholders	$(0.07)	$(0.06)

DILUTED
Loss from Continuing Operations Applicable to Common Shareholders	$(0.07)	$(0.09)
Income from Discontinued Operations	0.00	0.03

Net Income (Loss) Applicable to Common Shareholders	$(0.07)	$(0.06)

Weighted Average Common Shares Outstanding:
Basic	197,029,017	170,427,428
Diluted	197,029,017	170,427,428

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that noncontrolling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, noncontrolling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

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FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

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HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2013	March 31, 2012

Net loss applicable to common shares	$(13,097)	$(10,673)
Loss allocated to noncontrolling interest	(673)	(741)
Loss from unconsolidated joint ventures	396	730
Gain on disposition of hotel properties	-	(4,502)
Depreciation and amortization	15,096	13,441
Depreciation and amortization from discontinued operations	-	25
FFO allocated to noncontrolling interests in consolidated joint ventures	-	139
Funds from consolidated hotel operations applicable to common shares and Partnership units	1,722	(1,581)

Loss from unconsolidated joint venture investments	(396)	(730)
Depreciation and amortization of purchase price in excess of historical cost	154	320
Interest in depreciation and amortization of unconsolidated joint ventures	876	661
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	634	251

Funds from Operations applicable to common shares and Partnership units	2,356	(1,330)

Add:
FFO allocated to noncontrolling interests in consolidated joint ventures	-	(139)
Non-cash extinguishment of issuance costs upon redemption of series A preferred stock	2,250	-
Non-cash income tax benefit	(1,130)	-
Non-cash stock compensation expense	2,388	2,133
Acquisition and terminated transaction costs	3	958
Amortization of deferred financing costs	616	1,017
Amortization of discounts and premiums	(209)	31
Deferred financing costs written off in debt extinguishment	261	6
Straight-line amortization of ground lease expense	1	34
Real estate taxes expense related to reassessment of prior period assessment	434	-

Adjusted Funds from Operations	$6,970	$2,710

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.03	$0.02

Diluted Weighted Average Common Shares and Units Outstanding	208,937,350	180,470,880

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)

	Three Months Ended
	March 31, 2013	March 31, 2012

Net loss applicable to common shareholders	$(13,097)	$(10,673)
Loss from unconsolidated joint ventures	396	730
Gain on disposition of hotel properties	-	(4,502)
Loss allocated to noncontrolling interest	(673)	(741)
Non-operating interest income	(33)	(106)
Distributions to Preferred Shareholders	3,844	3,500
Interest expense from continuing operations	10,420	11,482
Interest expense from discontinued operations	-	1,012
Extinguishment of issuance costs upon redemption of series A preferred stock	2,250	-
Income tax benefit	(1,130)	-
Deferred financing costs written off in debt extinguishment	261	6
Depreciation and amortization from continuing operations	15,096	13,441
Depreciation and amortization from discontinued operations	-	25
Acquisition and terminated transaction costs	3	958
Non-cash stock compensation expense	2,388	2,133
Straight-line amortization of ground lease expense	1	34
Real estate taxes expense related to reassessment of prior period assessment	434	-

Adjusted EBITDA from consolidated hotel operations	20,160	17,299

Loss from unconsolidated joint venture investments	(396)	(730)
Depreciation and amortization of purchase price in excess of historical cost	154	320
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	2,140	3,309

Adjusted EBITDA from unconsolidated joint venture operations	1,898	2,899

Adjusted EBITDA	$22,058	$20,198

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Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s web site, www.hersha.com.

Contact:
Ashish Parikh, CFO

Ph: (215) 238-1046

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